UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Matrix Service Company

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MATRIX SERVICE COMPANY

10701 East Ute Street

Tulsa, Oklahoma 74116

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of the Stockholders of Matrix Service Company or (“Company” or “Matrix”), a Delaware corporation, will be held at Matrix’s Regional Office, 1105 West Main Parkway, Catoosa, Oklahoma, on the 21st day of October 2005, at 10:30 a.m., Central time, for the following purposes:

1.	To elect six persons to serve as members of the Board of Directors of the Company until the annual stockholders’ meeting in 2006 or until their successors have been elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2006;

3.	To consider and vote upon a proposal to amend the Company’s 1995 Nonemployee Directors’ Stock Option Plan; and

4.	To act upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on September 9, 2005 as the record date for the meeting (the “Record Date”), and only holders of record of the Company’s Common Stock at such time are entitled to notice of and to vote at the meeting and any adjournment thereof.

By Order of the Board of Directors

George L. Austin
Secretary

September 16, 2005

Tulsa, Oklahoma

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING AND WISH TO DO SO YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

MATRIX SERVICE COMPANY

10701 East Ute Street

Tulsa, Oklahoma 74116

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 21, 2005

SOLICITATION AND REVOCATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Matrix Service Company (the “Company”) for use at the Annual Meeting of Stockholders to be held on October 21, 2005, and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 10:30 a.m., Central time, at the Company’s Regional Office, 1105 West Main Parkway, Catoosa, Oklahoma. This proxy statement and accompanying proxy were first sent on or about September 16, 2005 to stockholders of record on September 9, 2005.

If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon or, if no direction is indicated, that stockholder’s shares will be voted in favor of the proposals described in this proxy statement. In addition, the proxy confers authority on the persons named in the proxy to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any other such matters. Any stockholder who has given a proxy has the power to revoke it at any time before it is voted by giving written notice to, or by executing a subsequent proxy and sending it to George L. Austin, Secretary, Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma, 74116. The proxy also may be revoked if the stockholder is present at the meeting and elects to vote in person.

The approximate date on which this Proxy Statement and the accompanying proxy will first be sent to stockholders is September 16, 2005. The annual report of the Company on Form 10-K for the fiscal year ended May 31, 2005 accompanies this Proxy Statement.

The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy, will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. In addition to solicitation by mail, certain directors, officers and regular employees of the Company may solicit proxies in person or by telephone, electronic transmission and facsimile transmission. Any such directors, officers or employees will not be additionally compensated therefore, but may be reimbursed for their out-of-pocket expenses in connection therewith.

STOCKHOLDERS ENTITLED TO VOTE

At the close of business on the Record Date there were 17,416,426 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), outstanding. Each outstanding share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. There is no cumulative voting with respect to the election of directors. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum.

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be voted upon. If you hold your shares in street name and do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

PROPOSAL NUMBER 1: Election of Directors

The Company’s Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The Board has fixed its size at six members. Directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been elected and qualified. Vacancies may be filled by recommendations from the Nominating and Corporate Governance Committee and a majority vote by the remaining directors.

In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated and urges you to vote “For” the election of the six nominees identified below who have been nominated to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Proxies solicited hereby will be voted “For” all six nominees unless stockholders specify otherwise in their proxies. The six nominees who receive the highest number of affirmative votes of the shares voting shall be elected as directors.

If, at the time of the 2005 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes who may be recommended by the Nominating and Corporate Governance Committee and designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees

The nominees for director, and certain additional information with respect to each of them, are as follows:

Hugh E. Bradley, age 76, was first elected as a Director of the Company effective April 1993. Mr. Bradley retired in October 1993. Prior to his retirement, he served as the Division Manager for Texaco Trading & Transportation, Inc., Mid-Continent Region from 1988 to 1993. Mr. Bradley is a Petroleum Engineer and a graduate of the Colorado School of Mines.

Michael J. Hall, age 61, has served as President and Chief Executive Officer of the Company since March 2005. Mr. Hall was Vice President Finance and Chief Financial Officer of the Company from November 1998 until his retirement in May 2004. Mr. Hall has also served as a Director of the Company since October 1998. Prior to working for Matrix, Mr. Hall was Vice President and Chief Financial Officer for Pexco Holdings, Inc. from 1994 to 1997 and Vice President Finance and Chief Financial Officer for Worldwide Sports & Recreation, Inc., an affiliate of Pexco Holding, from 1996 to 1997. From 1984 to 1994, Mr. Hall worked for T.D. Williamson, Inc., as Senior Vice President, Chief Financial and Administrative Officer and Director of Operations, Europe, Africa and Middle East Region. Mr. Hall graduated Summa Cum Laude from Boston College with a degree in Accounting and earned his MBA with honors from Stanford Graduate School of Business. Mr. Hall is Chairman of the Board of Trustees for American Performance Mutual Funds, a Member of the Board of Directors of Alliance Resource Partners, L. P. and a member of the Advisory Board of UMB Bank Oklahoma.

I. Edgar. (Ed) Hendrix, age 61, was first elected as a Director of the Company effective October 2000 and was elected Chairman of the Board of Directors in March 2005. In 2005, Mr. Hendrix began serving as President and Managing Member of Spectrum Energy Resources. Mr. Hendrix served as Executive Vice President and Chief Financial Officer of Loudfire, Inc. from 2002 to 2004. Mr. Hendrix previously served as Executive Vice President and Chief Financial Officer of Spectrum Field Services, Inc., from 2000 to 2002. Prior to 2000, Mr. Hendrix served as Vice President-Treasurer for Parker Drilling, a New York Stock Exchange company engaged in worldwide oil and gas drilling and equipment services. He also was a management consultant with Ernst & Young LLP. Mr. Hendrix has an undergraduate degree from Oklahoma Christian University and a Masters of Business Administration from the University of Oklahoma. Mr. Hendrix is a Member of the Board of Trustees for American Performance Mutual Funds, Member of the Board of Directors of Cherokee Nation Enterprises and formerly served as a board member of Whitmar Exploration Inc., Denver, CO.

Paul K. Lackey, age 62, was first elected as a Director of the Company effective October 2000. Mr. Lackey is President and Chief Executive Officer of The NORDAM Group, an aircraft component manufacturing and repair firm. Prior to joining NORDAM in July 2001, Mr. Lackey was President of The University of Oklahoma (“OU”) – Tulsa and Senior Vice President of the OU system. Prior to joining OU in August 1999, Mr. Lackey was a key member of former Oklahoma Governor Frank Keating’s administration. He was the Governor’s Chief of Staff from February 1997 to July 1999. From 1995 to 1997, he served as the Oklahoma Cabinet Secretary of Health and Human Services. Before his service in state government, Mr. Lackey was President of Flint Industries, an oil and gas services and commercial construction firm. He was appointed Chief Financial Officer for Flint in 1977, later became Chief Operating Officer and, ultimately, President. He is a past Chairman of the Metropolitan Tulsa Chamber of Commerce. A graduate of the University of Mississippi with a B.S. in Mathematics, Mr. Lackey earned his Master’s Degree in Business Administration from the University of Texas. He served in the U.S. Army as an artillery officer.

Tom E. Maxwell, age 60, was first elected as a Director of the Company effective May 2003. Mr. Maxwell is President and Chief Executive Officer of The Flintco Companies, Inc., which is one of the top fifty commercial constructor companies in the United States. He has held this position for 18 years, and prior to his election to President and Chief Executive Officer of Flintco, Mr. Maxwell was the Chief Financial Officer of Flintco for five years. Mr. Maxwell is a certified public accountant and began his career with five years at Deloitte and Touche and was the Chief Financial Officer of a public company, Kinark Corporation, for nine years. Mr. Maxwell earned Undergraduate and Master’s Degrees in Accounting at the University of Oklahoma.

David J. Tippeconnic, age 65, has been nominated for election as a director of the Company at the 2005 Annual Meeting of Stockholders to fill the vacancy created by the resignation of Bradley S. Vetal in March 2005. Mr. Tippeconnic has served as Chief Executive Officer of Arrow-Magnolia International L. P., a manufacturer of industrial cleaning and maintenance chemicals, since January 2005. Mr. Tippeconnic previously served as Chairman of the Board and acting Chief Executive Officer of Cherokee Nation Enterprises, a hospitality business, from September 2002 to November 2004. Prior to joining Cherokee Nation Enterprises, Mr. Tippeconnic served as President and Chief Executive Officer of Citgo Petroleum Corporation from July 1997 to October 2001. Mr. Tippeconnic has a Bachelor of Science degree in Chemical Engineering from Oklahoma State University and a Masters of Science degree in Chemical Engineering from the University of Arizona and attended the Advanced Management Program at Harvard University.

The Board of Directors recommends that the stockholders vote “For” the election of each of the above named nominees.

Corporate Governance and Board Matters

The Board of Directors and corporate management use their best efforts to adopt and implement sound corporate governance practices and believe strongly that effective corporate governance practices are an important component of their efforts to focus the entire organization on generating long-term stockholder value through conscientious and ethical operations.

The Board of Directors has adopted and implemented Corporate Governance Guidelines and a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to all of the Company’s directors, officers (including its Chief Executive Officer, Chief Financial Officer, Controller and any person performing similar functions) and employees. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available in the “Investors” section of the Company’s website at http://www.matrixservice.com.

Director Independence Standards

Pursuant to the listing standards of the Nasdaq National Market System (“Nasdaq”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), the Board of Directors has adopted a set of director independence guidelines. In accordance with these guidelines, each independent director must be determined to have no material relationship with the Company. The guidelines specify criteria by which the independence of the Company’s directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm.

The Board of Directors has affirmatively determined that each of Messrs. Bradley, Hendrix, Lackey, Maxwell and Tippeconnic are “independent” under the Guidelines. Mr. Hall is not considered to be independent because of his employment as a senior executive officer of the Company.

The full text of the Company’s director independence guidelines is included in the Company’s Corporate Governance Guidelines, which is available in the “Investors” section of the Company’s website at http://www.matrixservice.com.

Meeting and Committees of the Board of Directors

The Company’s Board of Directors met seven times during fiscal year 2005. During fiscal year 2005, each member of the Board of Directors attended 100% of the meetings of the Board of Directors. Each Director also attended 100% of the meetings of committees of which he was a member, with the exception of Mr. Maxwell who attended 91% of committee meetings.

The Company’s Corporate Governance Guidelines provide that each Director is expected to attend the annual meetings of stockholders of the Company. All of the Company’s board members attended the 2004 annual meeting.

The Board has three standing committees:

	Audit	Compensation	Nominating and Corporate Governance
Members:	Bradley	Bradley	Bradley
	Hendrix*	Hendrix	Hendrix
	Maxwell	Lackey*	Lackey
Maxwell*

*	Chairman of the Committee

The Audit Committee assists the Board of Directors in monitoring the integrity of the financial statements of the Company, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s compliance with legal and regulatory requirements. In carrying out these purposes, the Audit Committee, among other things, appoints, evaluates and approves the compensation of the Company’s independent registered public accounting firm, reviews and approves the scope of the annual audit and the audit fee, pre-approves all auditing services and permitted non-audit services, annually considers the qualifications of the independent registered public accounting firm and the independence of the independent registered public accounting firm, reviews the results of internal audits, compliance with any of the Company’s written policies and procedures and the adequacy of the Company’s system of internal accounting controls, prepares the Audit Committee report for inclusion in the annual proxy statement, and annually reviews the Audit Committee charter and the committee’s performance. The Audit Committee has also established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters. The Audit Committee operates under a written charter. The Company has also made a copy of its Audit Committee Charter available in the “Investors” section of the Company’s website at http://www.matrixservice.com. The Audit Committee held six meetings during fiscal 2005.

The Compensation Committee’s functions include reviewing executive salary and bonus structure, approving salary and bonus awards and executive perquisites and other benefits. In addition, the Compensation Committee reviews the Company’s strategic and financial plans to determine their relationship to the Company’s compensation program. The Compensation Committee operates under a written charter. The Company has made a copy of its Compensation Committee Charter available in the “Investors” section of the Company’s website at http://www.matrixservice.com. The Compensation Committee held seven meetings during fiscal 2005.

The Nominating and Corporate Governance Committee was established to assist the Board in identifying qualified individuals to become directors of the Company, recommend to the Board qualified director nominees for election by the stockholders or to fill vacancies on the Board, recommend to the Board membership on Board committees, recommend to the Board proposed Corporate Governance Guidelines and report annually to the Board on the status of the CEO succession plan. The Nominating and Corporate Governance Committee operates under a written charter. The Company has made a copy of its Nominating and Corporate Governance Committee Charter available in the “Investors” section of the Company’s website at http://www.matrixservice.com. The Nominating and Corporate Governance Committee has the authority under its charter to retain a professional search firm to identify candidates. The Corporate Governance Committee held five meetings during fiscal 2005.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee will consider director candidates submitted to it by other directors, employees and stockholders. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the director qualifications discussed below.

The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current directors, senior management, professional search firms, stockholders or other persons.

Once a prospective nominee has been identified, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The initial determination involves an evaluation of the candidate against the qualifications set forth in the Corporate Governance Guidelines, which require broad experience, wisdom, integrity, the ability to make independent analytical inquiries, an understanding of the Company’s business environment and a willingness to devote adequate time to Board duties, including service on no more than four other public company boards. The Committee also assesses the candidate’s qualifications as an “independent director” under the Nasdaq’s current director independence standards and the Company’s director independence guidelines. If the Committee determines that additional consideration is warranted, it may request a professional search firm to gather additional information about the candidate. The Committee designates, after consultation with the CEO, which candidates are to be interviewed. After completing its evaluation, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, the Board determines the nominees after considering the recommendation of the Committee.

Holders of Common Stock wishing to recommend a person for consideration as a nominee for election to the Board can do so in accordance with the Company’s Bylaws by giving timely written notice to the Secretary of the Company at 10701 East Ute Street, Tulsa, Oklahoma 74116. The written notice should give each such nominee’s name, address, appropriate biographical information, a description of all arrangements or understandings between the stockholder and each such nominee and any other person or persons (naming such person or person), relating to such nominee’s service on the Board of Directors, if elected, as well as any other information that would be required in a proxy statement. Any such recommendation should be accompanied by a written statement from the person recommended, giving his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. The written notice must be delivered to the Secretary of the Company not later than 80 days prior to the date of any annual or special meeting; provided, however, that in the event that the date of such annual or special meeting is not publicly announced by the Company more than 90 days prior to the meeting, notice by the stockholder must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is communicated to the stockholders. The written notice to the Secretary of the Company must also set forth the name and address of the stockholder who intends to make the nomination and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

Communications with the Board of Directors

The Board of Directors provides a process by which stockholders and other interested parties may communicate with the Board or any of the directors. Stockholders and other interested parties may send written communications to the Board of Directors or any of the directors at the following address: Board of Directors of Matrix Service Company c/o Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma 74116-1517. Stockholders and other interested parties may also use the Company’s online submission form at the FAQ section of the “Investors” section of the Company’s website at http://www.matrixservice.com to contact the Board or any of the directors. All communications will be compiled by the Company’s Corporate Secretary and submitted to the Board or the individual director on a periodic basis.

Director Compensation

Employee Directors receive no additional compensation for service on the Board of Directors or any committee thereof. Directors of the Company are reimbursed for out-of-pocket expenses incurred in attending the Board of Directors and committee meetings. Non-employee Directors received an annual retainer of $32,000 in 2005, which will increase to $38,000 in 2006. A non-employee Chairman of the Board will also receive an additional $32,000 in compensation in 2005, which will increase to $38,000 in 2006. In addition, the Chairman of the Audit Committee will receive an additional $4,000 annually and the Chairmen of the other Committees will receive an additional $2,000 annually. Each non-employee Director is also granted options to purchase 5,000 shares of Company Common Stock annually under the Matrix Service Company 1995 Non-employee Directors’ Stock Option Plan. A non-employee Director who is also the Chairman of the Board will receive an additional grant of 5,000 options annually.

The deferred fee plan for members of the Board of Directors permits non-employee Directors of the Company to elect to take their fees presently, in the form of cash, or to defer any right to payment of the Director fees until a future date. For those members of the Board of Directors that choose to defer their fees, and thus place those fees at substantial risk of forfeiture, the Plan permits such members to have an opportunity to earn interest on the deferred fees, or to participate in the performance and growth of the Company through an award of phantom stock.

Report of the Audit Committee of the Board of Directors

The Audit Committee has:

•	reviewed and discussed with management the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements as of and for the year ended May 31, 2005;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and supplemented;

•	received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended and supplemented, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005 for filing with the Securities and Exchange Commission.

The Board of Directors has determined that the members of the Audit Committee are independent. The Audit Committee has adopted a written charter.

Members of the Audit Committee:

I. Edgar Hendrix

Hugh E. Bradley

Tom E. Maxwell

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically and expressly incorporates this report by reference into any such filing, and shall not otherwise be deemed filed under such acts.

Audit Committee Financial Expert

The Board of Directors has determined that each of the audit committee members are financially literate under the current Nasdaq listing standards. The Board also determined that I. Edgar Hendrix qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Fees of Independent Registered Public Accounting Firm

Audit Fees

Fees for audit services paid by the Company to Ernst & Young LLP totaled $1,167,487 for the fiscal year ended May 31, 2005, including $525,938 for fees associated with the annual financial statement audit, $91,650 for quarterly reviews and $549,899 for fees associated with the annual internal control audit. Fees for audit services totaled $397,166 for the fiscal year ended May 31, 2004, including $338,866 for fees associated with the annual audit and $58,300 for quarterly reviews.

Audit-Related Fees

Fees for audit-related services paid by the Company to Ernst & Young LLP totaled $2,500 for the fiscal year ended May 31, 2005 for an accounting research tool. No fees for audit-related services were paid during the fiscal year ended May 31, 2004.

Tax and Other Fees

No fees for tax-related or other services were paid during the fiscal years ended May 31, 2005 and 2004 by the Company to Ernst & Young LLP.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. The Company has also made the Audit Committee’s pre-approval policies, which are included in the Audit Committee Charter, available in the “Investors” section of the Company’s website at http://www.matrixservice.com.

PROPOSAL NUMBER 2: Selection of Independent Registered Public Accounting Firm

Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board of Directors of the Company has been charged with the exclusive power and authority to engage or terminate the independent registered public accounting firm. The Audit Committee of the Board of Directors has reappointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2006. Ernst & Young LLP has served as independent auditors for the Company since 1984.

A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider the appointment.

The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of this proposal. The Board of Directors recommends that the stockholders vote “For” ratification of Ernst & Young’s appointment.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

PROPOSAL NUMBER 3: Amendment to the Matrix Service Company

1995 Nonemployee Directors’ Stock Option Plan

The Matrix Service Company 1995 Nonemployee Directors’ Stock Option Plan (the “1995 Plan”) was adopted by the Board of Directors of the Company and approved by the stockholders of the Company at the 1995 annual meeting of stockholders. At the 2005 Annual Meeting, the Company’s stockholders are being asked to approve an amendment to the 1995 Plan to extend the termination date of the 1995 Plan from October 25, 2005 to October 21, 2009. The Board of Directors unanimously adopted this amendment on August 2, 2005, subject to stockholder approval at the annual meeting. As of August 31, 2005, 97,000 shares remain available for grant under the 1995 Plan, without giving effect to the plan amendment. The Board anticipates that by extending the termination date of the 1995 Plan, the Company will be able to grant all option shares which remain available for grant under the 1995 Plan. The Board believes that it is in the best interest of the Company and its stockholders to extend the termination date of the 1995 Plan to ensure that the Company will continue to retain, motivate and attract qualified non-employee directors and urges you to vote “For” the approval of this amendment.

Summary of 1995 Plan

The following is a summary of the principal features of the 1995 Plan (without giving effect to the proposed amendment). The summary does not purport to be a complete description of all provisions of the 1995 Plan and is qualified in its entirety by the text of the 1995 Plan, a copy of which is attached to this proxy statement as Exhibit A. Capitalized terms not otherwise defined below have the meanings ascribed to them in the 1995 Plan.

General. The 1995 Plan authorizes the issuance of up to 500,000 (subsequent to a stock split in the second quarter of fiscal 2004) shares of Common Stock of the Company. Options granted under the 1995 Plan shall be options which do not constitute incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended. Any shares of Common Stock allocable to the unexercised portion of an option that expires or terminates will again be available for the purposes of the 1995 Plan.

Eligibility. The 1995 Plan provides that each Nonemployee Director who is elected or reelected to the Board for the first time after the effective date of the 1995 Plan shall be automatically granted an Option for 10,000 shares of Common Stock. As of the date of each annual meeting of the stockholders of the Company thereafter, each Nonemployee Director then in office who is reelected shall be automatically granted an Option for 5,000 shares of Common Stock. The purchase price of Common Stock issued under an Option is the fair market value of the stock as of the date the Option is granted.

Exercise and Termination. Unless terminated sooner due to the termination of service of a Nonemployee Director, an Option granted pursuant to the 1995 Plan:

•	is not exercisable until 12 calendar months after the date of grant;

•	may only be exercised with respect to 50% of the shares of Common Stock underlying the Option during the period beginning 12 calendar months after the date of grant and ending the day preceding 24 calendar months after the date of grant; and

•	thereafter, may be exercised with respect to 100% of the shares underlying the Option.

However, an Option granted pursuant to the 1995 Plan is in no event exercisable after the expiration of ten years from the date of grant. In addition, an Option granted pursuant to the 1995 Plan may be exercised only while Director remains a member of the Board and for a period 30 days after a Director’s termination of membership on the Board, except under certain limited circumstances upon a Director’s disability or death.

Amendment and Termination. The Board has the right to terminate the 1995 Plan at any time with respect to any shares for which Options have not been granted. The Board also has the right to amend the 1995 Plan, provided that such amendment would not impair the rights under any Option previously granted, materially increase the benefits accruing to participants, increase the aggregate number of shares that may be issued, change the class of individuals eligible to receive Options or extend the term of the 1995 Plan, without the approval of the stockholders of the Company.

Without giving effect to the plan amendment, the 1995 Plan will terminate at the close of business on October 25, 2005, after which time no further grants may be made under the 1995 Plan.

Awards Granted. As of August 31, 2005, non-qualified stock options for a total of 125,000 shares at an average exercise price of $6.22 per share are outstanding under the 1995 Plan. All of these options were granted at the fair market value of the Common Stock on the date of grant, and expire 10 years after the date of grant.

Federal Income Tax Consequences. The Company believes that under present Federal income tax laws the following are the Federal income tax consequences generally arising with respect to awards granted under the 1995 Plan. The grant of an option will create no tax consequences for the Optionee or the Company. Upon exercising a non-qualified stock option, an Optionee will recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock acquired on the date of exercise. In the case of the exercise of a non-qualified stock option, the Company generally will be entitled to a deduction for the amount recognized as ordinary income by the Optionee, unless such deduction is limited by Section 162(m) of the Internal Revenue Code. The treatment to an Optionee of a disposition of shares acquired upon the exercise of an option depends on how long the shares have been held.

The foregoing provides only a very general description of the application of Federal income tax laws to awards under the 1995 Plan. The summary does not address the effects of foreign, state and local tax laws.

Amendment to the 1995 Plan

The full text of the proposed amendment to the 1995 Plan, which will extend the termination date of the 1995 Plan from October 25, 2005 to October 21, 2009, is attached to this proxy statement as Exhibit B.

Approval by Stockholders

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of this proposal. The Board of Directors recommends that the stockholders vote “For” the approval of the amendment to the 1995 Plan.

Executive Officers of the Company

In addition to Mr. Hall, the Company’s President and Chief Executive Officer who serves on the Board of Directors and whose biographical information is set forth above, the executive officers of the Company are:

George L. Austin, age 39, has served as Vice President Finance and Chief Financial Officer since June 2004. Mr. Austin previously served the Company as Vice President, Accounting & Administration, East Coast from March 2003 to May 2004, Vice President of Financial Reporting & Technology from June 2002 to March 2003 and as Vice President of Financial Planning and Reporting from April 1999 to May 2002. Prior to joining the Company, Mr. Austin served as Vice President of Finance for Flint Energy Construction Company from February 1994 to March 1999 and prior to February 1994, as an Audit Manager with Ernst & Young LLP. Mr. Austin has a Bachelor of Science Degree from Oklahoma State University. Mr. Austin is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and the Financial Executives International.

James A. Bogan, age 49, has served as President of Matrix Service Industrial Contractors, Inc. since June 2005. Mr. Bogan served as Vice President of Matrix Service Industrial Contractors, Inc. from April 2003 to May 2005. Prior to the Company’s acquisition of the Hake Group of Companies, Mr. Bogan served as Vice President of Hake from September 1980 until April 2003. Mr. Bogan graduated from West Chester University with a Bachelor of Science Degree in Economics.

Philip C. Chappelle, age 46, has served as Vice President, Risk Management since June 1997. Mr. Chappelle served as Director of Risk Management from 1993 to 1997. From 1990 to 1993, Mr. Chappelle served as Director of Safety and Risk. Prior to joining the Company, Mr. Chappelle was a regional safety manager and field engineer for Enclean, Inc. and a power plant operator for Public Service Co. of Oklahoma. Mr. Chappelle holds a Bachelor of Science Degree in Engineering & Technology from Oklahoma State University and a Masters of Business Administration from the University of Tulsa.

Vance R. Davis, age 45, has served as Vice President, AST Services, since May 2005, as President of Eastern Operations from June 2004 to May 2005 and as Vice President of Eastern Operations from June 1997 to June 2004. Mr. Davis served as Regional Manager from June 1994 to June 1997. Mr. Davis was a Project Manager and Operations Manager for the Houston Region from April 1988 to June 1994. Prior to joining the Company, Mr. Davis worked in various capacities for Pasadena Erectors, Advance Tank & Construction Company, Kamyr Installations, Graver Tank & Manufacturing and Tank Service, Inc.

Albert D. Fosbenner, age 50, has served as Vice President, Accounting and Administration, East Coast since June 2004. Mr. Fosbenner previously served as Vice President of Finance, Treasurer, and Acting CFO for Western Integrated Networks LLC from December 2001 through 2003, President & CEO of CCS Fitness, Inc. from January 2000 through 2001, and Senior Vice President & Treasurer of Frontiervision Partners LLP during 1998 and 1999. Mr. Fosbenner has a Bachelor of Science Degree in Accounting from Philadelphia University and is a Certified Management Accountant (inactive). Mr. Fosbenner is a member of the Financial Executives International and the Association for Corporate Growth.

John S. Newmeister, age 57, has served as Vice President of Marketing and Business Development for the Company since May 2000 and previously as Vice President of Tank Construction. Prior to joining the Company in February 1995, Mr. Newmeister worked for Pitt-Des Moines, Inc. for 24 years holding numerous positions, including President of Hydrostorage, Inc. Mr. Newmeister holds a Bachelor of Science Degree in Civil Engineering from the University of Iowa.

Bradley J. Rinehart, age 41, has served as Vice President of Midwestern Operations for the Company since May 1997; Regional Manager – Michigan Region from April 1991 to April 1997; Operations Manager – Michigan Region from January 1990 to March 1991; and as a Project Manager – Michigan Region from January 1988 to December 1989. Mr. Rinehart holds a Bachelor of Science Degree in Construction Science from the University of Oklahoma.

James P. Ryan, age 50, has served as President of Matrix Service Inc. since August 2005. Mr. Ryan previously served the Company as Chief Operating Officer from October 2004 to August 2005. Prior to this, Mr. Ryan served as Vice President in the Western Business Unit since October 1999. Prior to joining Matrix, Mr. Ryan worked for Gibraltar Construction Company from January 1993 to September 1999 providing construction management services. Previous employers include MW Kellogg, Kiewit Industrial Co. and Hoffman Construction Company. Prior to employment with Matrix, Mr. Ryan also provided independent consulting services to the power industry. Mr. Ryan graduated from Purdue University with a degree in Civil Engineering in 1979.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 1, 2005, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of its outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table herein and (iv) all directors, director nominees and executive officers of the Company as a group. Unless otherwise noted, each of the persons listed below has sole voting and investment power with respect to the shares listed.

Identity of Beneficial Owner	Shares Beneficially Owned		Percent of Class (8)
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94105	2,390,865	(1)	13.7%

Zesiger Capital Group LLC 320 Park Avenue, 30th Floor New York, NY 10022	2,159,600	(2)	12.4%

Tontine Capital Partners, LP 31 West 52nd St., 17th Floor New York, NY 10019	2,152,563	(3)	12.4%

HBK Investments LP 300 Crescent Ct., Suite 700 Dallas, TX 75201	1,838,796	(4)	9.9%

Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	1,262,000	(5)	7.2%

SRB Greenway Capital (QP), L.P., Walker Smith International Fund, Ltd., WS Opportunity International, Ltd., et al. 300 Crescent Court, Suite 1111 Dallas, TX 75201	959,488	(6)	5.2%

George L. Austin	40,600	(7)	*

Hugh E. Bradley	52,500	(7)	*

Vance R. Davis	29,564	(7)	*

Michael J. Hall	2,500	(7)	*

I. Edgar Hendrix	19,700	(7)	*

Paul K. Lackey	22,500	(7)	*

Tom E. Maxwell	13,500	(7)	*

Bradley J. Rinehart	64,000	(7)	*

James P. Ryan	64,400	(7)	*

David J. Tippeconnic	—	(7)	*

All directors, director nominees and executive officers as a group (14 persons)	383,264	(7)	2.2%

*	Indicates ownership of less than one percent of the outstanding shares of common stock.

(1)	Information is as of January 31, 2005 and is based on the Schedule 13G dated February 22, 2005 which was filed by the stockholders.

(2)	Information is as of December 31, 2004 and is based on the Schedule 13G dated May 5, 2005 which was filed by the stockholders.

(3)	Information is as of June 30, 2005 and is based on the Form 4 dated July 1, 2005 which was filed by the stockholders.

(4)	Information is as of December 31, 2004 and is based on the Schedule 13G dated April 29, 2005 which was filed by the stockholders. Consists of 650,000 shares of common stock owned by HBK Master Fund L.P. and 1,158,796 shares of common stock currently issuable upon conversion of the Company’s senior unsecured convertible notes due April 25, 2010 owned by Steelhead Investments Ltd., over which HBK Investments L.P. has sole voting and dispositive power.

(5)	Information is as of December 31, 2004 and is based on the Schedule 13G dated February 14, 2005 which was filed by the stockholders.

(6)	Consists of the following number of shares of common stock currently issuable upon conversion of the Company’s senior unsecured convertible notes due April 25, 2010: SRB Greenway Capital (Q.P.), L.P., 156,109 shares, SRB Greenway Capital, L.P., 21,818 shares, SRB Greenway Offshore Operating Fund, L.P., 13,970 shares, Walker Smith International Fund, Ltd., 311,776 shares, Walker Smith Capital (Q.P.), L.P., 221,757 shares, Walker Smith Capital, L.P., 42,160 shares, WS Opportunity Fund International, Ltd., 78,467 shares, WS Opportunity Fund (Q.P.), L.P., 57,915 shares, and WS Opportunity Fund, L.P., 55,516 shares. SRB Management, L.P. is the general partner of SRB Greenway Capital, L.P., SRB Greenway Capital (Q.P.), L.P. and SRB Greenway Offshore Operating Fund, L.P. BC Advisors, LLC is the general partner of SRB Management, L.P. Steven R. Becker is the sole principal of BC Advisors, LLC and, in such capacity, has voting and investment control over the shares of common stock beneficially owned by SRB Greenway Capital, L.P., SRB Greenway Capital (Q.P.), L.P. and SRB Greenway Offshore Operating Fund., L.P. Mr. Becker expressly disclaims beneficial ownership of the shares of common stock beneficially owned by SRB Greenway Capital, L.P., SRB Greenway Capital (Q.P.), L.P. and SRB Greenway Offshore Operating Fund, L.P. WS Capital Management, L.P. is the general partner of Walker Smith Capital, L.P. and Walker Smith Capital (Q.P.), L.P. and the agent and attorney-in-fact for Walker Smith International Fund, Ltd. WS Capital, L.L.C. is the general partner of WS Capital Management, L.P. Reid S. Walker and G. Stacy Smith are the principals of WS Capital, LLC and, in such capacity, have voting and investment control over the shares of common stock beneficially owned by Walker Smith Capital, L.P., Walker Smith Capital (Q.P.), L.P. and Walker Smith International Fund, Ltd. Messrs. Walker and Smith expressly disclaim beneficial ownership of the shares of common stock beneficially owned by Walker Smith Capital, L.P., Walker Smith Capital (Q.P.), L.P. and Walker Smith International Fund, Ltd. WS Ventures Management, L.P. is the general partner of WS Opportunity Fund, L.P. and WS Opportunity Fund (Q.P.), L.P. and the agent and attorney-in-fact for WS Opportunity Fund International, Ltd. WSV Management, LLC is the general partner of WS Ventures Management, L.P. Patrick P. Walker, Reid S. Walker and G. Stacy Smith are the principals of WSV Management, LLC and, in such capacity, have voting and investment control over the shares of common stock beneficially owned by WS Opportunity Fund, L.P., WS Opportunity Fund (Q.P.), L.P. and WS Opportunity Fund International, Ltd. Patrick P. Walker, Reid S. Walker and G. Stacy Smith expressly disclaim beneficial ownership of the shares of common stock beneficially owned by WS Opportunity Fund, L.P., WS Opportunity Fund (Q.P.), L.P. and WS Opportunity Fund International, Ltd.

(7)	Includes the following shares of common stock that are issuable upon the exercise of stock options that are currently exercisable or are exercisable within 60 days after September 1, 2005: Mr. Austin – 32,600 shares; Mr. Bradley – 52,500 shares; Mr. Hall – 2,500 shares; Mr. Hendrix – 17,500 shares; Mr. Lackey – 22,500 shares; Mr., Maxwell – 12,500 shares; Mr. Davis – 29,564 shares; Mr. Rinehart – 61,500 shares; Mr. Ryan – 32,400 shares; 14 Directors and Executive Officers as a group – 326,564 shares.

(8)	Shares of Common Stock which were not outstanding but which could be acquired by an executive officer upon exercise of an option within 60 days of September 1, 2005, and which are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such executive officer, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

EXECUTIVE COMPENSATION

The following table summarizes certain information regarding compensation paid or accrued to the Chief Executive Officer, the former Chief Executive Officer and each of the Company’s four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2005 (the “Named Officers”), based on salary and bonus earned during fiscal 2005, for services in all capacities to the Company and its subsidiaries during each of the Company’s last three fiscal years:

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Restricted Stock Award(s)	Securities Underlying Options/SARs (2)	Long-Term Incentive Payout ($)	All other Compensation ($) (3)
Michael J. Hall (4) President and Chief Executive Officer	2005 2004 2003	91,026 246,331 192,780	— 27,425 115,668	N/A	N/A	105,000 — 40,000	N/A	823 6,617 3,898

Bradley S. Vetal (5) Chairman of Board, President and Chief Executive Officer	2005 2004 2003	312,531 335,000 291,168	— 37,500 218,376	N/A	N/A	30,000 30,000 60,000	N/A	541,261 5,716 5,423	(6)

James P. Ryan Vice President Western Operations	2005 2004 2003	194,027 155,826 151,691	— 5,000 31,256	N/A	N/A	42,000 5,000 10,000	N/A	7,033 4,127 2,815

Vance R. Davis Vice President AST Services	2005 2004 2003	187,055 150,136 143,565	— 13,000 10,000	N/A	N/A	7,500 5,000 10,000	N/A	5,804 3,752 3,679

George L. Austin Vice President Finance and Chief Financial Officer	2005 2004 2003	185,800 139,137 116,931	— 15,000 10,000	N/A	N/A	49,000 17,000 5,000	N/A	6,574 3,775 2,429

Bradley J. Rinehart Vice President Midwest Operations	2005 2004 2003	173,899 149,395 142,855	— 23,333 10,000	N/A	N/A	7,500 5,000 10,000	N/A	4,784 4,435 3,590

(1)	During each of the three years ended May 31, 2005, 2004 and 2003, perquisites and other personal benefits for each individual named in the Summary Compensation Table did not exceed the lesser of 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table, or $50,000. Accordingly, no such amounts are included in the Summary Compensation Table.

(2)	Consists solely of options to acquire shares of Common Stock. Option amounts for grants in 2003 and 2002 have been restated to reflect the two-for-one stock split in the second quarter of fiscal 2004.

(3)	Includes the value of the Company’s contributions to the Company-sponsored 401(k) Plan and the amount paid by the Company for term life insurance.

(4)	Mr. Hall has served as President and Chief Executive Officer of the Company since March 2005. Mr. Hall was Vice President, Finance and Chief Financial Officer of the Company from November 1998 until his retirement in May 2004.

(5)	In March 2005, Mr. Vetal resigned as Chairman of the Board, President and Chief Executive Officer.

(6)	Includes $535,661 for the value of Mr. Vetal’s severance package upon his resignation in March 2005.

Stock Option Grants During Fiscal 2005

The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Company’s 1990, 1991 and 2004 stock option plans to the Named Officers identified in the Summary Compensation Table above and, with respect to Mr. Hall, who was a non-employee Director until March 2005, pursuant to the Company’s 1995 Nonemployee Directors’ Stock Option Plan. No stock appreciation rights were granted during fiscal 2005 or were outstanding at May 31, 2005.

STOCK OPTION GRANTS IN FISCAL 2005

Name	Number of Shares Underlying Stock Options Granted (#) (1)	% of Total Options Granted to Employees In Fiscal 2005	Exercise Price ($/Share)	Expiration Date	Potential/Realizable Value at Assumed Annual Rates of Stock Price Appreciation of Option Term (2)
					5% ($)	10% ($)
Michael J. Hall	100,000	23.84%	4.080	4/6/15	256,589	650,247
Michael J. Hall	5,000	1.19%	4.600	10/26/14	14,465	36,656
Bradley S. Vetal	30,000	7.15%	4.600	10/26/14	86,787	219,936
George L. Austin	49,000	11.68%	4.600	10/26/14	141,753	359,230
James P. Ryan	42,000	10.01%	4.600	10/26/14	121,502	307,911
Vance R. Davis	7,500	1.79%	4.600	10/26/14	21,697	54,984
Bradley J. Rinehart	7,500	1.79%	4.600	10/26/14	21,697	54,984

(1)	Options granted during the fiscal year ended May 31, 2005, with the exception of Mr. Hall’s options, vest equally over five years on the anniversary date of each grant and expire ten years from the date of grant. Mr. Hall’s 5,000 options vest equally over two years on the anniversary date of the grant. Mr. Hall’s 100,000 options vest at the sooner of achievement of specific goals established by the Board of Directors, or one year.

(2)	Appreciation in the Company’s stock price is required for optionees to receive any gain. A stock price appreciation rate of zero percent would render the options without value to the optionees. The SEC requires disclosures of the potential realizable value or present value of each option grant. The 5% and 10% rates of appreciation are not intended to forecast possible future appreciation, if any, in the Company’s stock price. In calculating potential realizable value, it is assumed that the options are exercised on the day prior to their expiration using the Treasury Stock Method, where the exercise price of the option is subtracted from the potential market price at the 5% and 10% appreciation rates.

Option Exercises During Fiscal 2005 and Fiscal Year End Option Values

The following table sets forth information with respect to the exercise of stock options during fiscal 2005 by the Named Officers and the number and value of unexercised stock options held as of the end of fiscal year 2005 by the Named Officers.

AGGREGATED STOCK OPTION EXERCISES IN YEAR ENDING MAY 31, 2005

AND OPTION VALUES AT MAY 31, 2005

Name	Shares Acquired On Exercise (#)	Value Realized ($) (1)	Number of Shares Underlying Unexercised Options at May 31, 2005 (#)		Value of Unexercised In-the-Money Stock Options at May 31, 2005 (2) ($)
			Exercisable	Unexercisable	Exercisable		Unexercisable
Michael J. Hall	84,000	584,126	—	105,000	—	(3)	5,000	(3)
Bradley S. Vetal	36,000	37,440	—	—	—	(4)	—	(4)
James P. Ryan	32,000	60,190	17,000	58,000	22,440	(5)	11,010	(5)
Vance R. Davis	—	—	15,064	29,500	18,352	(6)	21,351	(6)
George L. Austin	—	—	16,400	68,600	21,215	(7)	5,505	(7)
Bradley J. Rinehart	—	—	47,000	29,500	73,524	(8)	21,351	(8)

(1)	Value realized is the market value of the shares, based on the closing sales price of the Common Stock on the Nasdaq National Market, at exercise date minus the exercise price.

(2)	Value was calculated by subtracting the applicable per share exercise price from the fair market value of a share of the Company’s Common Stock on May 31, 2005 (last trading day of fiscal year), which was $4.13 based on the closing sales price of the Common Stock on May 31, 2005 on the Nasdaq National Market, multiplied by the number of shares underlying the unexercised options.

(3)	Mr. Hall holds options to purchase 100,000 shares at an exercise price of $4.08 and 5,000 shares at an exercise price of $4.60, at May 31, 2005 that were not exercisable at May 31, 2005.

(4)	Mr. Vetal holds no options to purchase shares at May 31, 2005.

(5)	Mr. Ryan holds options to purchase 2,000 shares at an exercise price of $2.13, 10,000 shares at an exercise price of $2.59, 2,000 shares at an exercise price of $3.03, 2,000 shares at an exercise price of $3.70 and 1,000 shares at an exercise price of $12.20 that were exercisable at May 31, 2005. Mr. Ryan also holds options to purchase 2,000 shares at an exercise price of $2.13, 4,000 shares at an exercise price of $3.03, 6,000 shares at an exercise price of $3.70, 42,000 shares at an exercise price of $4.60 and 4,000 shares at an exercise price of $12.20 that were not exercisable at May 31, 2005.

(6)	Mr. Davis holds options to purchase 2,000 shares at an exercise price of $2.13, 6,000 shares at an exercise price of $2.41, 2,064 shares of an exercise price of $3.03, 4,000 shares at an exercise price of $3.70 and 1,000 shares at an exercise price of $12.20 that were exercisable at May 31, 2005. Mr. Davis also holds options to purchase 2,000 shares at an exercise price of $2.13, 6,000 shares at an exercise price of $2.41, 4,000 shares at an exercise price of $3.03, 6,000 shares at an exercise price of $3.70, 7,500 shares at an exercise price of $4.60 and 4,000 shares at an exercise price of $12.20 that were not exercisable at May 31, 2005.

(7)	Mr. Austin holds options to purchase 4,000 shares at an exercise price of $1.88, 4,000 shares at an exercise price of $2.13, 3,000 shares at an exercise price of $3.03, 2,000 shares at an exercise price of $3.70 and 3,400 shares at an exercise price of $12.20 that were exercisable at May 31, 2005. Mr. Austin also holds options to purchase 1,000 shares at an exercise price of $2.13, 2,000 shares at an exercise price of $3.03, 3,000 shares at an exercise price of $3.70, 49,000 shares at an exercise price of $4.60 and 13,600 shares at an exercise price of $12.20 that were not exercisable at May 31, 2005.

(8)	Mr. Rinehart holds options to purchase 8,000 shares at an exercise price of $2.13, 4,000 shares at an exercise price of $2.19, 24,000 shares at an exercise price of $2.41, 6,000 shares at an exercise price of $3.03, 4,000 shares at an exercise price of $3.70 and 1,000 shares at an exercise price of $12.20 that were exercisable at May 31, 2005. Mr. Rinehart also holds options to purchase 2,000 shares at an exercise price of $2.13, 6,000 shares at an exercise price of $2.41, 4,000 shares at an exercise price of $3.03, 6,000 shares at an exercise price of $3.70, 7,500 shares at an exercise price of $4.60, and 4,000 shares at an exercise price of $12.20 that were not exercisable at May 31, 2005.

Employment/Severance/Change of Control Agreements

In April 2005, the Compensation Committee of the Board of Directors of the Company approved the entry into agreements with a group of select employees. The agreements provide for the payment of severance equal to one year’s annual base salary in the event of an adverse personnel action following a change in control. The provision is effective for a period of six months following a change in control. In addition, for those with stock options, all stock options will vest immediately at the time of the change in control. The agreements also provide for the payment of a retention bonus to the same group of employees if they remain employed with the Company through August 15, 2006. The amount of bonus each individual may receive under the plan is the greater of their target bonus as defined under the Company’s incentive compensation plan, which ranges from 25% to 40% of salary, or the actual bonus earned under the incentive plan for fiscal year 2006. If an individual terminates his/her employment voluntarily or is terminated for cause, he or she will not be entitled to any portion of the retention bonus. The agreements were executed beginning May 6, 2005 and were effective June 1, 2005. Approximately 34 individuals were selected to receive these benefits, including all of the executive officers of the Company except Mr. Hall, Mr. Austin and Mr. Ryan. Mr. Hall did not receive a similar agreement as part of his compensation package.

The Company previously entered into severance/change of control agreements with Mr. Austin, effective June 1, 2004, and Mr. Ryan, effective October 1, 2004, that were effective in the event of a change of control in the ownership of Matrix or certain other adverse personnel actions including involuntary termination, significant reduction in compensation and benefits, or material reduction in position and responsibility. The agreements are applicable for a period of two years following a change of control. The benefits are one year of severance pay calculated as the current annual salary plus the average bonus payment for the three previous years or the number of full fiscal years in the respective position. In addition, all outstanding stock options will vest immediately in the event of a change in control. In April 2005, the Compensation Committee of the Board of Directors of the Company also approved the entry into agreements with Mr. Austin and Mr. Ryan that provide for the payment of a retention bonus under the same terms and conditions as discussed in the previous paragraph.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information concerning the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of Matrix’s existing approved equity compensation plans as of May 31, 2005, including the Company’s 1990, 1991 and 2004 stock option plans and the 1995 Nonemployee Directors’ Stock Option Plan.

Plan Category	(a) # of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by shareholders	1,095,964	$5.76	1,297,742
Equity compensation plans not approved by shareholders	0	N/A	0

Total	1,095,964	$5.76	1,297,742

Report of the Compensation Committee of the Board of Directors

The Compensation Committee (“Committee”) of the Board of Directors of the Company currently consists of Hugh E. Bradley, I. Edgar Hendrix and Paul K. Lackey, all of whom are independent directors who are not employees and who qualify as non-employee directors for purposes of Rule 16b-3 adopted under the Securities Exchange Act of 1934. The Committee is responsible for evaluating the performance of the Chief Executive Officer and Chief Financial Officer, determining the compensation of the CEO and CFO and administering the Company’s stock option plans under which grants may be made to employees of the Company. The Committee has furnished the following report on executive compensation for the fiscal year ending May 31, 2005.

The annual compensation package of the CEO and CFO primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance bonus awards payable in cash and tied to the individual’s performance and the Company’s performance against pre-established financial measures and (iii) long-term stock-based incentive awards which the Committee believes aligns the interests of the CEO and CFO and the interests of the Company’s stockholders.

In determining the level and composition of compensation for each of the CEO and the CFO, the Committee takes into account various qualitative and quantitative indicators of each officer’s performance. The Committee’s objectives in determining compensation are to allow the Company to attract, motivate and retain the executive personnel necessary for the Company’s success and to provide an executive compensation program comparable to that offered by the companies with which the Company competes for such management personnel. Although no specific target has been established, the Committee generally seeks to set salaries based upon the experience of the CEO and CFO and at approximately the average of a range of salaries paid to chief executive officers and chief financial officers of a peer group of companies. In setting salaries, the Compensation Committee considers the peer group to be certain companies with market capitalizations similar to that of the Company. This peer group does not necessarily include the companies comprising the Standard and Poor’s Engineering and Construction Index reflected in the performance graph in this Proxy Statement, which is the industry categorization in which the Company has been placed. In evaluating the performance of the CEO and CFO, the Committee takes into consideration such factors as total operating income based on year over year changes and a fiscal budget plan, which is reviewed by the Committee.

Base compensation is initially established through negotiation between the Company and the officer at the time the executive is hired or named to the executive position. Thereafter such officer’s base compensation is subject to review or reconsideration, generally on an annual basis after review of the officer’s performance. In establishing or reviewing base compensation levels for each of the CEO and CFO, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of other companies at a comparable stage of development that compete with the Company for business and executive talents. No predetermined weights are given to any such factors. The salaries for the CEO and CFO in fiscal year 2005 were set taking into account these factors in accordance with the Company’s general compensation policy discussed above.

In addition to each officer’s base compensation, the Committee may award cash bonuses and/or grant awards under the Company’s stock option plans depending on the extent to which certain pre-determined personal and corporate performance goals are achieved. Such corporate performance goals generally include revenue and earnings targets of the Company.

The Chief Executive Officer’s compensation is the responsibility of the Compensation Committee. As previously disclosed, Mr. Hall was appointed as the Company’s Chief Executive Officer in March 2005 to lead the Company through its turnaround. The Compensation Committee determined that Mr. Hall’s compensation package should align with the Company’s restructuring efforts and therefore established a compensation package to include the following: (i) annual base salary of $500,000, (ii) a grant of 100,000 incentive stock options, (iii) bonus target of $125,000 upon the successful refinancing of the Company’s senior credit facility, and (iv) a bonus of $125,000 upon the hire of Mr. Hall’s successor as Chief Executive Officer. For the period of March 28, 2005 through May 31, 2005, Mr. Hall’s compensation consisted of salary of $91,026. The Compensation Committee did not award Mr. Hall a bonus for fiscal year 2005.

Equity incentives are not limited to executive officers. Grants of stock options are made to management and staff of the Company in amounts determined by the Compensation Committee. The amounts of such grants are determined based on the individual employee’s position with the Company and his or her potential ability to beneficially impact the performance of the Company. By giving management and staff a stake in the financial performance of the Company, the Compensation Committee’s goal is to provide incentives to these employees of the Company to enhance the financial performance of the Company and, thus, stockholder value.

Salaried employees of the Company with grade levels of 27 or greater, including the CEO and CFO, are eligible to receive long-term stock based incentive awards under the Company’s stock option plans as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutual interests of the Company’s employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company’s stock option plans enhance the Company’s ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted include the employee’s position in the Company, his or her performance and responsibilities, the number of options, if any, currently held, and the vesting schedule of any such options. The Committee has adopted an established schedule for the issuance of options, with designated option grants for specific salary grades over a five-year period. However, the committee approves all stock option grants on the award date.

The Compensation Committee and the Board of Directors believe that the executive compensation policies promote the interests of the stockholders and the Company effectively, and the various compensation opportunities afforded the CEO and the CFO are appropriately balanced to provide motivation for the executives to contribute to the profitability and overall success of the Company.

This report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically and expressly incorporates this report by reference into any such filing, and shall not otherwise be deemed filed under such acts.

Members of the Compensation Committee:

Paul K. Lackey

Hugh E. Bradley

I. Edgar Hendrix

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, the Compensation Committee was composed of Hugh E. Bradley, I. Edgar Hendrix and Paul K. Lackey, all of whom are non-employee directors of the Company. During fiscal 2005, none of the Company’s executive officers served on the board of directors or on the compensation committee of any other entity who had an executive officer that served either on the Company’s Board of Directors or on its Compensation Committee.

Compliance with Section 16(a)

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in ownership (Forms 3, 4 and 5) of the Common Stock with the SEC and the Nasdaq Stock Market, and to furnish the Company with a copy of each such report.

To the Company’s knowledge, based solely on the Company’s review of the copies of such reports received by the Company and on written representations by certain reporting persons that no other reports were required during and with respect to fiscal 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10 percent stockholders were satisfied on a timely basis, except that one transaction involving the grant of incentive stock options to Glenn Butler was not reported timely due to the process of establishing Mr. Butler as a Section 16(a) filer. Mr. Butler has subsequently resigned from the Company.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock during the period commencing June 1, 2000, and ending on May 31, 2005, with the cumulative total return on the Nasdaq Market Index and the S&P Construction & Engineering Index. The comparison assumes $100 was invested June 1, 2000, in the Company’s Common Stock and in each of the foregoing indices, and assumes reinvestment of dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG MATRIX SERVICE COMPANY,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE S & P ENGINEERING & CONSTRUCTION INDEX

Data complete through last fiscal year.

S&P Index returns are calculated by Media General.

This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically and expressly incorporates this graph by reference into any such filing, and shall not otherwise be deemed filed under such acts.

There can be no assurance that the Company’s stock performance will resemble the trends depicted in the graph above. The Company does not make or endorse any predictions as to future stock performance.

Financial Information

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to George L. Austin, Vice President Finance, Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma 74116.

PROPOSALS OF STOCKHOLDERS

A proposal of a stockholder intended to be presented at the next annual meeting of stockholders must be received at the Company’s principal executive offices no later than May 19, 2006, if the proposal is to be considered for inclusion in the Company’s proxy statement and proxy card for such meeting.

In accordance with the Company’s Bylaws, any stockholder who intends to present a proposal at the Company’s 2006 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company’s proxy statement and accompanying proxy pursuant to Rule 14a-8, must provide the Secretary of the Company with notice of such proposal in order for such proposal to be properly brought before the meeting, no later than 80 days prior to the date of the meeting; provided, however, that in the event that the date of such annual meeting is not publicly announced by the Company more than 90 days prior to the meeting, notice by the stockholder must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is communicated to the stockholders.

By Order of the Board of Directors

George L. Austin
Secretary

September 16, 2005

Tulsa, Oklahoma

EXHIBIT A

MATRIX SERVICE COMPANY

1995 NONEMPLOYEE DIRECTORS’ STOCK OPTION PLAN

I. Purpose of the Plan

The MATRIX SERVICE COMPANY 1995 NONEMPLOYEE DIRECTORS’ STOCK OPTION PLAN (the “Plan”) is intended to promote the interests of MATRIX SERVICE COMPANY, a Delaware corporation (the “Company”), and its stockholders by helping to award and retain highly-qualified independent directors and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Accordingly, the Company shall grant to directors of the Company who are not employees or consultants of the Company or any of its subsidiaries (“Nonemployee Directors”) the option (“Option”) to purchase shares of the common stock of the Company (“Stock”), as hereinafter set forth. Options granted under the Plan shall be options which do not constitute incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended.

II. Option Agreements

Each Option shall be evidenced by a written agreement in the form attached to the Plan.

III. Eligibility of Optionee

Options may be granted only to individuals who are Nonemployee Directors of the Company. Each Nonemployee Director who is elected or reelected to the Board of Directors of the Company (the “Board) on the effective date of the Plan and each Nonemployee Director who is elected to the Board for the first time after the effective date of the Plan shall receive, as of the date of his or her election and without the exercise of the discretion of any person or persons, an Option exercisable for 10,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding). As of the date of the annual meeting of the stockholders of the Company in each year that the Plan is in effect as provided in Paragraph VI hereof, each Nonemployee Director then in office who is not then entitled to receive an Option pursuant to the preceding sentence shall receive, without the exercise of the discretion of any person or persons, an Option exercisable for 5,000 shares of Stock (subject in each case to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding). If, as of any date that the Plan is in effect, there are not sufficient shares of Stock available under the Plan to allow for the grant to each Nonemployee Director of an Option for the number of shares provided herein, each Nonemployee Director shall receive an Option for his or her pro-rata share of the total number of shares of Stock then available under the Plan. All Options granted under the Plan shall be at the Option price set forth in Paragraph V hereof and shall be subject to adjustment as provided in Paragraph VII hereof.

IV. Shares Subject to the Plan

The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 250,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock acquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VI hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

V. Option Price

The purchase price of Stock issued under each Option shall be the fair market value of Stock subject to the Option as of the date the Option is granted. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing sales price of the Stock (i) reported by the Nasdaq Stock Market on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such price of the Stock is so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Board in such manner as it deems appropriate.

VI. Term of Plan

The Plan shall be effective on the date the Plan is approved by the stockholders of the Company. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph VII, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date the Plan is approved by the stockholders of the Company.

VII. Recapitalization or Reorganization

A. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

B. The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

C. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the optionee had been the holder of record of the number of shares of Stock then covered by such Option.

D. Any adjustment provided for in Subparagraph (B) or (C) above shall be subject to any required stockholder action.

E. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

VIII. Amendment or Termination of the Plan

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

IX. Securities Laws

A. The Company shall not be obligated to issue any Stock pursuant to any Options granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

B. It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the Securities Exchange Act of 1933, as amended (the “1934 Act”), meet all of the requirements of Rule 16b-3, as currently in effect or as hereinafter modified or amended (“Rule 16b-3”), promulgated under the 1934 Act. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

AGREEMENT made as of the day of, 19, between MATRIX SERVICE COMPANY, a Delaware corporation (the “Company”), and (“Director”).

To carry out the purposes of the MATRIX SERVICE COMPANY 1995 NONEMPLOYEE DIRECTORS’ STOCK OPTION PLAN (the “Plan”), by affording Director the opportunity to purchase shares of common stock of the Company (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

1. Grant of Option. The Company hereby irrevocably grants the Director the right and option (“Option”) to purchase all or any part of an aggregate of shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $ per share, which has been determined to be not less than the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive offices addressed to the attention of Chief Executive Officer, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full calendar months from the first day of the calendar month coincident with or next following the date of grant hereof to the date of such exercise, in accordance with the following schedule:

Percentage of Shares

Number of full calendar months	that may be purchased
Less than 12 months	0.00%
12 months but less than 24 months	50.00%
24 months or more	100.00%

Notwithstanding the foregoing, if (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors of the Company (each such event is referred to herein as a “Corporate Change”), then effective as of the earlier (1) the date of approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (2) the date of such Corporate Change, this Option shall be exercisable in full.

This Option and all rights granted hereunder are not transferable by Director other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and may be exercised during Director’s lifetime only by Director or Director’s guardian or legal representative. This Option may be exercised only while Director remains a member of the Board of Directors of the Company (the “Board”) and will terminate and cease to be exercisable upon Director’s termination of membership on the Board, except that:

(a) If Director’s membership on the Board terminates by reason of disability, this Option may be exercised in full by Director (or Director’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of 90 days following such termination.

(b) If Director dies while a member of the Board, Director’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option in full at any time during the period of 90 days following the date of Director’s death.

(c) If Director’s membership on the Board terminates for any reason other than as described in (a) or (b) above, this Option may be exercised by Director at any time during the period of 30 days following such termination, or by Director’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during such period if Director dies during such 30 day period, but in each case only as to the number of shares Director was entitled to purchase hereunder upon exercise of this Option as of the date Director’s membership on the Board so terminates.

This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (A) in cash (including check, bank draft or money order payable to the order of the Company), (B) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (C) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof, rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director’s death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

4. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Director for federal or state income tax purposes, Director shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and if Director fails to do so, the Company is authorized to withhold from any cash or Stock renumeration then or thereafter payable to Director any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Director upon such exercise.

5. Status of Stock. The Company intends to register for issuance under the Securities Act of 1933, as amended (the “Act”), the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director’s death or incapability), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Director agrees that the shares of Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Director also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

6. Binding Effect. This Agreement shall be binding and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.

EXHIBIT B

AMENDMENT NO. 1

TO

MATRIX SERVICE COMPANY

1995 NONEMPLOYEE DIRECTORS’ STOCK OPTION PLAN

1. Introduction. On August 16, 1995, the Board of Directors of Matrix Service Company (the “Company”) adopted, and on October 25, 1995 the stockholders the Company approved, the Matrix Service Company 1995 Nonemployee Directors’ Stock Option Plan (the “Plan”). The Plan requires the granting of non-qualified stock option awards to nonemployee directors of the Company.

Under the terms of the Plan, a total of 250,000 shares of common stock of the Company are available for issuance pursuant to options granted under the Plan. Paragraph VI of the Plan provides that if not sooner terminated by the Board of Directors, the Plan shall terminate and no further options shall be granted after the expiration of ten years from the date the Plan is approved by the stockholders of the Company. By amending this provision (see Section 3 below), the period in which stock options may be granted under the Plan will be extended until October 21, 2009.

2. Purpose. The purpose of this Amendment is to continue to award and retain highly qualified independent directors by extending the date in which the Plan terminates and the date until which stock options may be granted under the Plan to four years from the date on which this Amendment is approved by the stockholders of the Company and thereby adopted.

3. Amendments. Paragraph VI of the Plan is amended and restated to read in its entirety as follows:

“The Plan shall be effective on the date the Plan is approved by the stockholders of the Company. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph VIII, the Plan shall terminate upon and no further Options shall be granted after the expiration of four years from the date Amendment Number 1 to the Plan is approved by the stockholders of the Company.”

4. No Change. Except as specifically set forth herein, this Amendment does not change the terms of the Plan.

5. Effective Date. This Amendment shall take effect and be adopted on the date that the stockholders of the Company approve this Amendment.

Executed this 2nd day of August 2005.

MATRIX SERVICE COMPANY
ATTEST:

By:	/s/ George L. Austin	By:	/s/ Michael J. Hall
	George L. Austin		Michael J. Hall
	Secretary		President and Chief Executive Officer

Approved by the Board of Directors on August 2, 2005

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF MATRIX SERVICE COMPANY

10701 East Ute Street

Tulsa, Oklahoma 74116

(918) 838-8822

PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS OCTOBER 21, 2005

The undersigned shareholder(s) of Matrix Service Company, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 16, 2005, and hereby appoints Michael J. Hall and George L. Austin, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Shareholders of Matrix Service Company to be held on October 21, 2005 at 10:30 a.m., Central time, at Matrix’s Regional Offices, located at 1105 West Main Parkway, Catoosa, Oklahoma, and at any and all adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

1.	Election of Directors.
☐	FOR all the nominees listed below (except as indicated).
☐	WITHHOLD authority to vote for all nominees listed below.

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE’S NAME IN THE LIST BELOW:

Hugh E. Bradley, Michael J. Hall, I. Edgar (Ed) Hendrix, Paul K. Lackey, Tom E. Maxwell and David J. Tippeconnic.

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2006.
☐	FOR
☐	AGAINST
☐	ABSTAIN

3.	To ratify and approve the Amendment to the Company’s 1995 Nonemployee Directors’ Stock Option Plan.
☐	FOR
☐	AGAINST
☐	ABSTAIN

4.	To vote upon such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE BOARD OF DIRECTORS MAY RECOMMEND OR, IN THE ABSENCE OF A RECOMMENDATION, AS THE PROXY HOLDERS IN THEIR DISCRETION DEEM ADVISABLE.

Dated: , 2005	Signature:

I plan to attend the meeting: ☐

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its full corporate name by its duly authorized officer, with the office held designated. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing. If shares are held by joint tenants or as community property, both holders must sign.)

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT USING THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.